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                                                                   Exhibit 10.18

                                FIRST AMENDMENT
                                      TO
                            STERLING SOFTWARE, INC.
                          DEFERRED COMPENSATION PLAN
                          --------------------------


     This First Amendment (this "Amendment") to the Sterling Software, Inc. Deferred Compensation Plan (the "Plan") is made and entered into effective as of the 27th day of October, 1997, with reference to the following facts:

     A.  The Company implemented the Plan effective as of February 1, 1997.

     B. The Committee wishes to amend the Plan in the manner specified in this Amendment and both the Committee and the Trustee have been furnished with an opinion of counsel, as required by Section 8.4(e) of the Plan, to the effect that this Amendment complies with the amendment requirements of Section 8.4 of the Plan.

     NOW, THEREFORE, it is agreed as follows:

     1. Section 1.2(k) of the Plan is hereby amended to read in its entirety as follows:

     (a)  "Eligible Individual" for a Plan Year means (i) a common law employee
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of the Company whose Compensation is paid on a United States payroll in United
States dollars and (A) whose Compensation equaled or exceeded the Threshold Amount in the prior calendar year (or, in the case of an employee employed only during a portion of such prior calendar year, whose annualized Compensation would have equaled or exceeded the Threshold Amount), or (B) who satisfied any alternative eligibility criteria established by the Committee pursuant to
Section 7.3(iv) of the Plan; (ii) a member of the Board of Directors who is not a common law employee of the Company; or (iii) a consultant who is not a common law employee of the Company and who is designated by the Committee as eligible to participate in the Plan. An individual's status as an Eligible Individual for a Plan Year shall be determined prior to the first day of such Plan Year. Notwithstanding the foregoing, the Committee may in its discretion (I) determine in writing that an otherwise Eligible Individual may not participate in this Plan for one or more Plan Years, and (II) determine to admit a newly hired employee (whether hired through an acquisition or otherwise) into the Plan on a date other than the first day of a Plan Year and to establish criteria for the admission of such newly hired employees in addition to or in lieu of those set forth above, provided that such criteria are consistent with the purpose of the Plan to provide benefits for a select group of management or highly compensated employees. An individual who is classified by the Company as an independent contractor whose compensation for services is reported by the Company on a form other than Form W-2 or any successor form for reporting wages paid to employees will not be an Eligible Individual, unless the Committee specifically designates such individual by name as an Eligible Individual pursuant to clause (iii) above.
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     2. The second sentence of Section 3.1(a) of the Plan is hereby amended to read in its entirety as follows:

     For each subsequent Plan Year, an Eligible Individual may make an election to defer Compensation by filing an Election Form with the Committee on or before the December 31 preceding the Plan Year for which the election is to be effective or, in the case of a newly hired employee who is admitted into the Plan on a date other than the first day of a Plan Year, on or before the date such employee receives his first payroll distribution from the Company.

     3. The third and fourth sentences of Section 3.2(a) of the Plan are hereby amended to read in their entirety as follows:

  The Committee may in its discretion change from time to time the Funds available for hypothetical investment, provided Participants are given at least 90 days' prior written notice of the effective date of the deletion of any Fund (including, without limitation, the deletion of a Fund in connection with the substitution of a new Fund in its place); it being understood, however, that where the deletion of a Fund is beyond the control of the Committee (e.g., where the provider of a Matching Investment unilaterally effects such a deletion), the Committee's obligation shall be to give Participants written notice of the effective date of such deletion as promptly as practicable after the Committee obtains knowledge thereof. The Committee may in its discretion add new Funds at any time and Participants shall be given written notice of such additions as promptly as practicable after the Committee decides to add a new Fund.

     4. The second sentence of Section 3.2(b) of the Plan is hereby amended to read in its entirety as follows:

  Effective as of the beginning of any calendar month, a Participant may change the Fund designations made under this Section 3.2 by filing a new designation, on a form provided by the Committee, at least 15 days prior to the end of the immediately preceding calendar month.

     5. Section 7.3(iv) of the Plan is hereby amended to read in its entirety as follows:

     (iv) determine the Threshold Amount applicable to any Plan Year after the first Plan Year and establish alternative criteria, consistent with the purpose of the Plan to provide benefits to a select group of management or highly compensated employees, for what shall constitute an employee of the Company an Eligible Individual with respect to any given Plan Year, in addition to or in lieu of the eligibility criteria set forth in Section 1.2(k) of the Plan;

     6. This Amendment will be effective as of the date first set forth above. As amended hereby, the Plan is in all respects ratified, confirmed and approved and shall continue in full force and effect.

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     7.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.


     IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Company as of the date first set forth above.

                                   STERLING SOFTWARE, INC.



                                   By: /s/ Don J. McDermett, Jr.
                                      -----------------------------------------
                                        Don J. McDermett, Jr.
                                        Senior Vice President & General Counsel


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